SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 20, 1995



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


            1-7911                           54-0848173
   (Commission File Number)     (IRS Employer Identification Number)


          120 Tredegar Street, Richmond, Virginia 23219
  (Address of principal executive offices, including zip code)


 Registrant's telephone number, including area code:  (804) 644-5411

Item 5.   Other Events.

     On July 20, 1995, James River Corporation of Virginia ("James River" or the "Company") published a press release announcing the Company's results for the second quarter and six months ended June 25, 1995. The Company published its consolidated condensed balance sheets as of June 25, 1995, and June 26, 1994, its consolidated statements of operations for the quarters (13 weeks) and six months (26 weeks) ended June 25, 1995, and June 26, 1994, its consolidated statements of cash flows for the six months ended June 25, 1995, and June 26, 1994, and certain segment information for the six months ended June 25, 1995, and the year ended
     December  25,  1994.   A  copy of the  press  release  which
     includes the consolidated financial statements is filed herewith as Exhibit 99(a).

     Also included, as Exhibit 99(b), is certain unaudited pro forma financial information for James River giving effect to the proposed spin-off of a substantial portion of its Communications Papers Business and the specialty-paper based portion of its Food and Consumer Packaging Business.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits:

           27 Financial Data Schedules for the six months ended June 25, 1995 (filed electronically only).

           99(a) Press release dated July 20, 1995, published by the registrant -- filed herewith.

           99(b) James River's unaudited pro forma consolidated statements of operations for the quarter (13 weeks) and six months (26 weeks) ended June 25, 1995, and unaudited pro forma consolidated condensed balance sheet as of June 25, 1995 -- filed herewith.


                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By: /s/ Stephen E. Hare
                                      Stephen E. Hare
                                      Senior Vice President, Corporate Finance
                                      and Chief Financial Officer



Date:    July 25, 1995